UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2005

Date of Report (date of earliest event reported)

INTRAWARE, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25 Orinda Way
Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 8, 2005, pursuant to a Preferred Stock Rights Agreement (the “Rights Agreement”) between Intraware, Inc. (the “Company”) and Computershare Investor Services LLC, as Rights Agent (the “Rights Agent”), the Company’s Board of Directors declared a dividend of one right (a “Right”) to purchase one one-thousandth share of the Company’s Series D Participating Preferred Stock (“Series D Preferred”) for each outstanding share of Common Stock, par value $0.0001 per share (“Common Shares”), of the Company.  The dividend is payable on September 23, 2005 (the “Record Date”) to stockholders of record as of the close of business on that date.  Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share of Series D Preferred at an exercise price of $3.00 (the “Purchase Price”), subject to adjustment.

The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement.  A copy of the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Rights Evidenced by Common Share Certificates

The Rights will not be exercisable until the Distribution Date (defined below).  Certificates for the Rights (“Rights Certificates”) will not be sent to stockholders and the Rights will attach to and trade only together with the Common Shares.  Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

Distribution Date

The Rights will be separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (a) the tenth day (or such later date as may be determined by the Company’s Board of Directors) after a person or group of affiliated or associated persons (“Acquiring Person”) has acquired beneficial ownership of 15% or more of the Common Shares then outstanding, or (b) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s then outstanding Common Shares.  The earlier of such dates is referred to as the “Distribution Date.” An Acquiring Person does not include certain persons specified in the Rights Agreement.

Issuance of Rights Certificates; Expiration of Rights

As soon as practicable following the Distribution Date, a Rights Certificate will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificate alone will evidence the Rights from and after the Distribution Date.  The Rights will expire on the earliest of (i) September 23, 2015, (the “Final Expiration Date”), or (ii) redemption or exchange of the Rights as described below.

Initial Exercise of the Rights

Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth share of the Series D Preferred.  In the event that the Company does not have sufficient Series D Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series D Preferred for which the Rights would have been exercisable under this provision or as described below.

Right to Buy Company Common Shares

Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Purchase Price.  Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

Right to Buy Acquiring Company Shares

Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company or (iii) 50% or more of the Company’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange Provision

At any time after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares and prior to the acquisition by such Acquiring Person of 50% or more of the Company’s outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.

Redemption

At any time on or prior to the close of business on the earlier of (i) the fifth day following the attainment of 15% or more of the Company’s then outstanding Common Shares by an Acquiring Person (or such later date as may be determined by action of the Company’s Board of Directors and publicly announced by the Company), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company (other than any rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

Rights and Preferences of the Series D Preferred

Each one one-thousandth (0.001) of a share of Series D Preferred has rights and preferences substantially equivalent to those of one (1) Common Share.

Certain Anti-Takeover Effects

The Rights approved by the Board of Directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors.  Takeover attempts frequently include coercive tactics to deprive the Company’s Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company.  The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.  These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

The Rights are not intended to prevent a takeover of the Company.  Subject to the restrictions described above and as more fully set forth in the Rights Agreement, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the Distribution Date.  Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors.  The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company’s Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans.  The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company’s shares are presently traded.  The Company’s Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 8, 2005, the Company’s Board of Directors adopted the Amended and Restated Bylaws of the Company.  The following table sets forth a brief summary of the material provisions adopted or changed by the Amended and Restated Bylaws.  In addition to the provisions specified below, the amendments to the Company’s Bylaws delete certain former provisions that are obsolete, conform the Company’s Bylaws to the Company’s Amended and Restated Certificate of Incorporation and include other minor changes.  The foregoing and the summary that follows are not intended to be complete, and are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws included as Exhibit 3.2 hereto and incorporated herein by reference.

Bylaw Provision	Provision, as Amended	Former Provision

Place of Meetings	The board of directors may determine that a stockholders meeting be held by remote communication, as authorized by the General Corporation Law of Delaware. See Section 2.1	No comparable provision.

Annual Meeting

To be timely, a stockholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not less than 90 or more than 120 days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

See Section 2.2

To be timely, a stockholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not less than 60 or more than 90 days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Special Meeting

A special meeting will be held at the time reasonably requested by the person or persons who called the meeting, not less than 90 nor more than 120 days after the receipt of the request of the meeting. If the notice is not given within 60 days after the receipt of a valid request, the person or persons requesting the meeting may give the notice.

See Section 2.3

A special meeting will be held at the time reasonably requested by the person or persons who called the meeting, not less than 60 nor more than 90 days after the receipt of the request. If the notice is not given within 20 days after the receipt of a valid request, the person or persons requesting the meeting may give the notice.

Manner of Giving Notice; Affidavit of Notice	Notice of any meeting of stockholders may be given by electronic transmission, as permitted by the General Corporation Law of Delaware. See Section 2.5 and Article IX.	No comparable provision.

Bylaw Provision	Provision, as Amended	Former Provision

List of Stockholders Entitled to Vote	Availability of stockholder ledger revised to accommodate electronic mail addresses, electronic contact information and access to electronic networks. See Section 2.13	No comparable provision.

Inspectors of Election; Proxy in the Form of Electronic Transmission

Before any meeting of stockholders, the board of directors will appoint an inspector of election to act at the meeting and the inspector of election will have the duties specified in the bylaws. A written proxy may be in the form of an electronic transmission, provided it sets forth or is submitted with information from which it can be determined that such electronic transmission is authorized.

See Section 2.14

No comparable provision.

Number of Authorized Directors	The board of directors will consist of no fewer than five (5) and no more than nine (9) directors, with the exact number as specified by the resolution of the board of directors. See Section 3.2	The board of directors will consist of six (6) directors.

Election and Term of Office of Directors

Each director, including a director elected to fill a vacancy, will hold office until the expiration of the term for which elected. If so provided in the certificate of incorporation, the directors will be divided into three classes.

See Section 3.3

Unless otherwise provided in the certificate of incorporation, the directors will be elected at each annual meeting of stockholders to hold office until the next annual meeting.

Resignation and Vacancies

If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director

No comparable provision.

Bylaw Provision	Provision, as Amended	Former Provision

shall have been chosen and until his or her successor shall have been duly elected and qualified. See Section 3.4

Special Meetings; Notice	Special meetings of the board of directors may be called by the chairman of the board, the president, any vice president, the secretary or a majority of the directors then in office. See Section 3.9	Special meetings of the board of directors may be called by the chairman of the board, the president, any vice president, the secretary or any two directors.

Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all directors or committee members, as the case may be, consent to such action in writing or by electronic transmission.

See Section 3.14

Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all directors consent to such action in writing.

Approval of Loans to Officers	Deleted.	The corporation may lend money to any officer of the company whenever, in the judgment of the directors, such loan may reasonably be expected to benefit the corporation.

Sole Director Provided by Certificate of Incorporation	Deleted.	Contemplates actions, rights and duties of a sole director.

Committees of Directors

Amends provision to confirm with amended Delaware law, such that no committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to the stockholders for approval, or (ii) adopt, amend or repeal any bylaw.

No committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware,

Bylaw Provision	Provision, as Amended	Former Provision

See Section 4.1

fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

Notice by Electronic Transmission	Added bylaw provision to permit notice to be given to stockholders in the form of an electronic transmission, as permitted by the General Corporation Law of Delaware. See Article IX	No comparable provision.

Section 8 – Other Events

Item 8.01 Other Events

On September 8, 2005, the Company’s Board of Directors approved a one-for-ten reverse split of the Company’s Common Stock, following an approval by the Company’s stockholders at the Company’s annual meeting on September 8, 2005, of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the reverse split upon a determination of the Board of Directors that the reverse split was in the best interests of the Company and its stockholders.  The reverse stock split will be effective after the close of business on September 26, 2005.

The reverse stock split affects all shares of the Company’s Common Stock.  The exercise or conversion price and the number of shares of Common Stock issuable under the Company’s outstanding preferred stock, warrants, stock options and stockholder rights plan will be proportionately adjusted to reflect the reverse stock split.  The Company will pay cash in lieu of fractional shares based on the per share closing sales price of the Company’s Common Stock, as reported in the Wall Street Journal, on September 26, 2005.  The reverse stock split will reduce the number of outstanding shares of the Company’s Common Stock from approximately 60.7 million to approximately 6.07 million.  Computershare Investor Services LLC has been retained to manage the exchange of stock certificates.  The record holders of the Company’s Common Stock will receive a letter of transmittal from Computershare Investor Services LLC, the Company’s transfer agent, for use in exchanging stock certificates.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company
4.1

Preferred Stock Rights Agreement, dated as of September 8, 2005, between the Company and Computershare Investor Services LLC, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively

99.1	Press Release dated September 12, 2005 entitled “Intraware Adopts Stockholder Rights Plan”
99.2	Press Release dated September 12, 2005 entitled “Intraware Sets One-for-Ten Reverse Stock Split”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2005	INTRAWARE, INC.

/s/ John J. Moss
John J. Moss
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company
4.1

Preferred Stock Rights Agreement, dated as of September 8, 2005, between the Company and Computershare Investor Services LLC, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively

99.1	Press Release dated September 12, 2005 entitled “Intraware Adopts Stockholder Rights Plan”
99.2	Press Release dated September 12, 2005 entitled “Intraware Sets One-for-Ten Reverse Stock Split”